Exhibit 99.1

World Fuel Services Corporation Reports Record Earnings Per Share and Operating Cash Flow for the Third Quarter of 2008

MIAMI--(BUSINESS WIRE)--November 6, 2008--World Fuel Services Corporation (NYSE:INT), a global leader in the marketing and sale of marine, aviation and land fuel products and related services, today reported third quarter GAAP net income of $40.1 million, ($1.38 and $1.37 per share on a basic and diluted basis, respectively), compared to $14.8 million ($0.53 and $0.51 per share on a basic and diluted basis, respectively), in the third quarter of 2007. Non-GAAP net income for the third quarter, which excludes share-based compensation and amortization of acquired intangible assets, was $43.6 million ($1.50 and $1.49 per share on a basic and diluted basis, respectively), compared to $16.2 million, ($0.58 and $0.56 per share on a basic and diluted basis, respectively), in the third quarter of 2007. A reconciliation of GAAP to non-GAAP results has been provided in the financial statement tables included in this press release. An explanation of these measures is also included below under the heading “Non-GAAP Financial Measures.”

“We delivered record results across all three business segments, fortified our balance sheet and increased our liquidity during a period of unprecedented market volatility and challenging global economic conditions,” said Paul H. Stebbins, chairman and chief executive officer of World Fuel Services Corporation. “Our ability to support and add value to our customers and suppliers in this turbulent operating environment differentiates us from our competition and validates our critical position in the global supply chain.”

The company’s marine segment generated record gross profit of $63.2 million, an increase of 42% from the prior quarter and 135% year-over-year. “Our marine segment performed exceptionally, generating record results for the second consecutive quarter despite challenging market conditions, while Texor, acquired in June, delivered solid results for our land segment,” stated Michael J. Kasbar, president and chief operating officer. “Our aviation segment generated record gross profit of $50.5 million, an increase of 12% from the prior quarter and an increase of 52% year-over-year, benefiting, in part, from higher jet fuel prices in the early part of the quarter, followed by lower inventory levels in the latter part of the quarter.”

“Our significant working capital efforts combined with the positive benefit of declining fuel prices resulted in record operating cash flow of $287 million in the third quarter,” stated Ira M. Birns, executive vice president and chief financial officer. “During the quarter we also entered into a $160 million accounts receivable facility, which combined with our cash position and $475 million revolving credit facility, provide substantial liquidity to support our working capital requirements and strategic investment opportunities going forward.”

Non-GAAP Financial Measures

This press release includes selected financial information that has not been prepared in accordance with GAAP. This information includes non-GAAP net income and non-GAAP basic and diluted earnings per share. The non-GAAP financial measures exclude costs associated with share-based compensation and amortization of acquired intangible assets, primarily because they are non-cash expenses that we do not believe are reflective of ongoing operating results. We believe that these non-GAAP financial measures allow for greater transparency in the review of our financial and operational performance and are useful for investors to evaluate our ongoing operating results and trends.

Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measure. As previously mentioned, a reconciliation of GAAP to non-GAAP results has been provided in the financial statement tables included in this press release.

Information Relating to Forward-Looking Statements

With the exception of historical information in this news release, this document includes forward-looking statements that involve risks and uncertainties, including, but not limited to, quarterly fluctuations in results, the management of growth, fluctuations in world oil prices or foreign currency, major changes in political, economic, regulatory, or environmental conditions, the loss of key customers, suppliers or key members of senior management, uninsured losses, competition, credit risk associated with accounts and notes receivable, and other risks detailed from time to time in the company’s Securities and Exchange Commission filings. Actual results may differ materially from any forward-looking statements set forth herein.

About World Fuel Services Corporation

Headquartered in Miami, Florida, World Fuel Services Corporation is a global leader in the marketing and sale of marine, aviation and land fuel products and related services. World Fuel Services provides fuel and related services at more than 2,500 airports, seaports and tanker truck loading terminals in over 190 countries around the world. With 44 offices (including satellite offices) strategically located throughout the world, World Fuel Services offers its customers a value-added outsource service for the supply, quality control, logistical support and price risk management of marine, aviation and land fuel.

The company’s global team of market makers provides deep domain expertise in all aspects of marine, aviation and land fuel management. World Fuel Services’ marine customers include international container and tanker fleets and time-charter operators, as well as the United States and foreign governments. Aviation customers include commercial airlines, cargo carriers and corporate clientele, as well as the United States and foreign governments. Land customers include petroleum distributors, retail petroleum operators, and industrial, commercial and government accounts. For more information, call (305) 428-8000 or visit http://www.wfscorp.com.

WORLD FUEL SERVICES CORPORATION CONSOLIDATED STATEMENTS OF INCOME
(UNAUDITED - IN THOUSANDS, EXCEPT PER SHARE DATA)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,

	2008	2007	2008	2007

Revenue	$5,453,351	$3,608,465	$15,595,955	$9,584,033
Cost of revenue	5,329,546	3,546,190	15,304,019	9,412,602
Gross profit	123,805	62,275	291,936	171,431

Operating expenses:
Compensation and employee benefits	35,503	23,455	100,381	67,983
Provision for bad debt	6,842	1,294	16,899	594
General and administrative	21,144	15,209	62,197	41,520
	63,489	39,958	179,477	110,097

Income from operations	60,316	22,317	112,459	61,334
Interest and other (expense) income, net	(5,348)	(2,209)	(10,316)	116
Income before income taxes	54,968	20,108	102,143	61,450
Provision for income taxes	14,848	5,014	25,552	14,359
	40,120	15,094	76,591	47,091
Minority interest in income of consolidated subsidiaries	35	268	205	448

Net income	$40,085	$14,826	$76,386	$46,643

Basic earnings per share	$1.38	$0.53	$2.67	$1.66

Basic weighted average shares	28,946	28,153	28,597	28,067

Diluted earnings per share	$1.37	$0.51	$2.64	$1.60

Diluted weighted average shares	29,194	29,077	28,961	29,090

WORLD FUEL SERVICES CORPORATION CONSOLIDATED BALANCE SHEETS
(UNAUDITED - IN THOUSANDS)

	As of
	September 30, 2008	December 31, 2007

ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$159,026	$36,151
Restricted cash	-	10,000
Short-term investments	8,100	8,100
Accounts receivable, net	1,311,305	1,370,656
Inventories	78,001	103,029
Short-term derivative instruments	57,531	86,531
Prepaid expenses and other current assets	74,256	50,841
Total current assets	1,688,219	1,665,308

PROPERTY AND EQUIPMENT, NET	36,619	36,870

OTHER ASSETS	203,464	95,868
	$1,928,302	$1,798,046

LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES:
Short-term debt	$19,389	$53
Accounts payable	1,071,597	1,066,971
Short-term derivative instruments	50,399	88,302
Customer deposits	54,819	38,452
Accrued expenses and other current liabilities	59,254	37,333
Total current liabilities	1,255,458	1,231,111

LONG-TERM LIABILITIES:
Long-term debt	49,446	45,191
Other long-term liabilities	39,603	37,867
Total long-term liabilities	89,049	83,058

SHAREHOLDERS' EQUITY	583,795	483,877
	$1,928,302	$1,798,046

World Fuel Services Corporation and Subsidiaries Consolidated Statements of Cash Flows
(UNAUDITED - IN THOUSANDS)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,

	2008	2007	2008	2007
Cash flows from operating activities:
Net income	$40,085	$14,826	$76,386	$46,643
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Provision for bad debt	6,842	1,294	16,899	594
Depreciation and amortization	3,971	1,429	9,869	4,191
Deferred income tax provision (benefit)	2,280	770	(3,852)	(647)
Impairment on short-term investments	-	1,900	-	1,900
Share-based payment compensation costs for employees and non-employee directors	2,923	1,778	6,808	5,435
Unrealized losses (gains) from derivatives and related hedged items, net	878	(649)	(2,674)	(608)
Other non-cash operating charges (credits)	77	(52)	307	(239)
Changes in assets and liabilities, net of acquisitions	229,828	(89,429)	94,547	(84,102)
Total adjustments	246,800	(82,959)	121,904	(73,476)
Net cash provided by (used in) operating activities	286,885	(68,133)	198,290	(26,833)
Cash flows from investing activities:
Capital expenditures	(640)	(5,539)	(6,053)	(12,669)
Purchase of short-term investments	-	(10,000)	-	(30,060)
Proceeds from the sale of short-term investments	-	-	-	32,560
Acquisition of business, net of cash acquired	-	-	(93,366)	-
Net cash used in investing activities	(640)	(15,539)	(99,419)	(10,169)
Cash flows from financing activities:
Dividends paid on common stock	(1,091)	(1,063)	(3,241)	(3,189)
Minority interest distribution	(543)	-	(690)	(426)
Borrowings under senior revolving credit facility	393,000	-	1,772,000	-
Repayments under senior revolving credit facility	(590,000)	-	(1,777,000)	-
Borrowings under bankers acceptance facility	14,507	-	14,507	-
Proceeds from exercise of stock options	31	104	1,878	730
Purchases of stock tendered by employees to satisfy the required withholding taxes related to share-based awards	(1,195)	(1,644)	(1,582)	(2,583)
Federal and state tax benefits resulting from tax deductions in excess of the compensation cost recognized for share-based awards	3,188	-	7,883	-
Restricted cash	-	-	10,000	(10,000)
Other	155	141	249	428
Net cash (used in) provided by financing activities	(181,948)	(2,462)	24,004	(15,040)
Net increase (decrease) in cash and cash equivalents	104,297	(86,134)	122,875	(52,042)
Cash and cash equivalents, at beginning of period	54,729	210,587	36,151	176,495
Cash and cash equivalents, at end of period	$159,026	$124,453	$159,026	$124,453

WORLD FUEL SERVICES CORPORATION RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(UNAUDITED - IN THOUSANDS, EXCEPT PER SHARE DATA)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,

	2008	2007	2008	2007
Non-GAAP financial measures and reconciliation:

GAAP net income	$40,085	$14,826	$76,386	$46,643
Stock-based compensation expense, net of taxes	2,052	1,229	4,702	3,722
Intangible asset amortization expense, net of taxes	1,416	157	2,689	892
Non-GAAP net income	$43,553	$16,212	$83,777	$51,257

GAAP earnings per basic share	$1.38	$0.53	$2.67	$1.66
Stock-based compensation expense, net of taxes	0.07	0.04	0.16	0.13
Intangible asset amortization expense, net of taxes	0.05	0.01	0.09	0.03
Non-GAAP basic earnings per share	$1.50	$0.58	$2.92	$1.82

GAAP diluted earnings per share	$1.37	$0.51	$2.64	$1.60
Stock-based compensation expense, net of taxes	0.07	0.04	0.16	0.13
Intangible asset amortization expense, net of taxes	0.05	0.01	0.09	0.03
Non-GAAP diluted earnings per share	$1.49	$0.56	$2.89	$1.76

CONTACT:
World Fuel Services Corporation, Miami
Ira M. Birns, Executive Vice President &
Chief Financial Officer
or
Francis X. Shea, Executive Vice President &
Chief Risk and Administrative Officer
305-428-8000